EXHIBIT 4.02
                                                     ------------

                                                        EXHIBIT A



                 [FORM OF ASSUMPTION AGREEMENT]


          ASSUMPTION AGREEMENT dated as of May 19, 1995 between
TCMB&T, INC., a Massachusetts corporation ("TCMB&T"), and SHAWMUT
BANK, N.A., as Agent.

          WHEREAS, J. Baker, Inc., a Massachusetts corporation ("Baker"), entered into a Revolving Credit and Loan Agreement dated as of February 1, 1993, as amended (as further amended by the Fifth Amendment referred to below and as otherwise modified and supplemented and in effect from time to time, the "Credit Agreement") with JBI, Inc., a Massachusetts corporation (the "Borrower"), the Banks party thereto, and Shawmut Bank, N.A., as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent") (except as otherwise defined in this Agreement, terms defined in the Credit Agreement referred to below are used herein as defined therein);

          WHEREAS, to induce the Banks to enter into the Credit Agreement and to extend credit thereunder, Baker and certain subsidiaries of Baker and the Borrower (the "Subsidiary Guarantors") entered into a Guarantee Agreement (as from time to time amended, the "Guarantee") dated as of February 1, 1993 with the Agent;

          WHEREAS, Baker, the Borrower and each of the Subsidiary
Guarantors also entered into a Pledge Agreement (as from time to time amended, the "Pledge Agreement") dated as of February 1, 1993 with the Agent;

          WHEREAS, Baker, the Borrower, the Banks and the Agent have entered into a Fifth Amendment Agreement (the "Fifth
Amendment") dated as of even date herewith relating to the Credit
Agreement; and

          WHEREAS, TCMB&T has become a Subsidiary of Baker after the date of the Credit Agreement as a part of the TCM Transfer described in the Fifth Amendment and Baker is required under
Section 7.02 of the Credit Agreement to cause TCMB&T to become a party to the Guarantee, it is a condition precedent to the effectiveness of the Fifth Amendment that TCMB&T execute and deliver an Assumption Agreement in substantially the form hereof, and TCMB&T desires to become a party to the Guarantee;

          NOW, THEREFORE, to induce the Banks and the Agent to enter into the Fifth Amendment and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and recognizing that the continuation and increase in the amount of credit to the Borrower under the Credit Agreement is expected to be of financial benefit to TCMB&T, effective as of the date hereof TCMB&T hereby:

          (1) agrees, pursuant to Section 7.02 of the Credit Agreement, that effective on the date hereof it shall be a party to, and a "Subsidiary Guarantor" for all purposes of, the Guarantee, as if it were an original signatory thereto, and that it shall have, and it hereby unconditionally and irrevocably assumes, all of the obligations of a Subsidiary Guarantor thereunder;

          (2) joins in each of the representations and warranties set forth in Section 8 of the Guarantee and represents and warrants to the Agent and the Banks that the representations and warranties set forth in said Section 8 are true and complete on the date hereof with respect to TCMB&T as if made on and as of the date hereof, and as if each reference in said Section to "this Agreement" referred to this Agreement and the Guarantee as supplemented hereby (and the foregoing shall be deemed to be a representation or warranty made in an Operative Document for purposes of Section 11.01(d) of the Credit Agreement);

          (3) agrees that nothing in this Agreement shall release, alter or in any way affect any of the obligations of any of the other Subsidiary Guarantors under the Guarantee, nor any of the obligations of any other party to the Credit Agreement or any other Operative Document or Financing Agreement; and

          (4) agrees that this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, TCMB&T has caused this Agreement to be executed and delivered as of the day and year first above written.

                              TCMB&T, INC.


                              By /s/Alan I. Weinstein
                                 -------------------------
                                 Title: Sr. Exec. Vice President

                              SHAWMUT BANK, N.A., as Agent


                              By /s/Roger A. Stone
                                 ------------------------
                                 Title: Director

Agreed:

SUBSIDIARY GUARANTORS

SPENCER COMPANIES, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

SPENCER NO. 301 CORP.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

JBI HOLDING CO., INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: President

THE CASUAL MALE, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

WGS CORP.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

TCM HOLDING COMPANY, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: President

MORSE SHOE, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

BUCKMIN, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

ELM EQUIPMENT CORP.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

JARED CORPORATION


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

MORSE SHOE (CANADA) LTD.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

MORSE SHOE INTERNATIONAL, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

ISAB, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

WHITE CAP FOOTWEAR, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President